Exhibit 10.1

TREEHOUSE FOODS, INC.

PERFORMANCE UNIT AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of the date indicated on the attached Notice of Grant, is made and entered into by and between TreeHouse Foods, Inc., a Delaware corporation (the “Company”), and the individual named on the attached Notice of Grant (the “Participant”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company has adopted and approved the TreeHouse Foods, Inc. Equity and Incentive Plan, as amended (the “Plan”), which was approved, as required, by the Company’s stockholders and provides for the grant of stock-based awards and cash incentive awards to certain eligible Employees, Consultants and non-Employee Directors of the Company and its Affiliates; and

WHEREAS, the Compensation Committee (the “Committee”) has selected the Participant to participate in the Plan and has awarded the performance units described in this Agreement (the “Units”) to the Participant; and

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Units; and

WHEREAS, capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Participant to continue as an Employee of the Company (or an Affiliate) and to promote the success of the business of the Company and its Affiliates, the parties hereby agree as follows:

1.        Grant of Units. The Company hereby grants to the Participant, effective as of the date shown on the attached Notice of Grant (the “Date of Grant”), and on the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, the number of Units shown on the attached Notice of Grant. The Participant hereby accepts the Units from the Company.

2.        Transfer Restrictions. None of the Units shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Participant prior to the conversion of Units pursuant to paragraph 3, and until permitted pursuant to the terms of the Plan.

3.        Accrual and Conversion of Units.

(a)      For each of the Performance Periods (                    ,                     ,                              and                     ), a number of Units shall accrue equal to approximately (a) 1/3 of the Units designated on the Notice of Grant multiplied by (b) the applicable “Percentage of Units Accrued” as indicated on the chart below based on the achievement during the applicable Performance Period of the Operating Net Income goal at the threshold, target or maximum level designated below. In addition, for the cumulative

Performance Period (                 through                 ), a number of cumulative Units shall accrue equal to (i) the number of Units multiplied by (ii) the applicable “Percentage of Units Accrued” as indicated on the chart below based on the achievement during the cumulative Performance Period of the Operating Net Income goal at the threshold, target or maximum level designated below, minus (iii) any Units accrued during the Performance Periods. For purposes of this Agreement, Operating Net Income shall mean income from ordinary business activities after operating expenses, income taxes and interest are deducted, adjusted for one time and non-recurring items.

(b)        The accrued Units (determined as described in the paragraph above) shall be converted to Stock or cash, at the discretion of the Committee, on or about                 , but no later than the 45th day after                 , provided that, and except as otherwise provided in paragraph (c) below, (1) the Committee certifies the attainment of such Operating Net Income goals in the manner set forth in the Plan and (2) the Participant continues to be employed by the Company (or an Affiliate) through                         . Each accrued Unit shall be converted to either (x) one share of Stock or (y) cash equal to the Fair Market Value of a share of Stock on                          (but no later than the 45th day after                         ).

(c)        If the Participant’s Service terminates during one of the Performance Periods due to death, Disability or Retirement, or the Company terminates the Participant’s Service without Cause during a Performance Period, the Participant shall receive any portion of the Units accrued in prior Performance Periods plus a pro rata portion of the Units that would have accrued for the Performance Period in which such Participant’s death, Disability, Retirement, or termination by the Company without Cause occurs. Such pro rata portion shall be based on the number of full calendar months of the Participant’s Service during the Performance Period divided by the length of the Performance Period. Participant shall receive the cumulative Units if the Participant is employed through                     . Such Units shall be converted to Stock or cash, at the discretion of and following the approval of the Committee, on the anniversary of the Date of Grant immediately following the end of the Performance Period in which such Participant’s death, Disability, Retirement, or termination by the Company without Cause occurs (but not later than the 45th day after the third anniversary). Notwithstanding the preceding sentence, if the Participant is a “specified employee” as determined under Section 409A of the Internal Revenue Code of 1986, as amended, and (1) his or her Service terminates during one of the Performance Periods due to Retirement or (2) the Company terminates the Participant’s Service without Cause during a Performance Period, such Participant shall have such Units converted on the date that is the later of: (x) the first day following the six month anniversary of the Participant’s separation from Service, or (y) the anniversary of the Date of Grant immediately following the end of the Performance Period in which such Participant’s Retirement or termination by the Company without Cause occurs (but no later than the 45th day after such date).

Performance Period	Threshold Operating Net Income Goal	Target Operating Net Income Goal	Maximum Operating Net Income Goal

Achieved Operating Net Income	Percentage of Units Accrued[1]
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%

1 Such percentage shall be prorated for any achievement between threshold, target and maximum.

4.        Effect of Change in Control. In the event of a Change in Control, the Units will be treated in accordance with the terms of the Plan.

5.        Forfeiture. Except as provided in paragraph 3, the Units shall be forfeited to the Company upon the Participant’s termination of employment with the Company and its Affiliates for any reason prior to the third anniversary of the Date of Grant. The final determination of whether or not the Participant has been discharged or terminated Service for any of the reasons specified in paragraph 3 shall be made by the Committee in its sole and absolute discretion.

6.        Rights as a Stockholder. The Participant shall not be entitled to any of the rights of a stockholder with respect to the Units unless and until the Units are converted to shares of Stock, including without limitation the right to vote and tender Stock and the right to receive dividends and other distributions payable with respect to Stock.

7.        Tax Withholding. The Company shall have the right to require the Participant to remit to the Company, or to withhold from other amounts payable to the Participant, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements as provided in the Plan, or the Company shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of stock whose Fair Market Value equals such amount required to be withheld.

8.        Plan Incorporated. The Participant accepts the Units subject to all the provisions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby. Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.

9.         Miscellaneous.

(a)        No Guaranteed Service or Employment. Neither the granting of the Units, nor any provision of this Agreement or the Plan, shall (a) affect the right of the Company to terminate the Participant at any time, with or without Cause, or (b) shall be deemed to create any rights to employment or Service or continued employment or continued Service on the part of the Participant or any rights to participate in any employee benefit plan or program (other than the Plan) of the Company or any Affiliate or to receive any benefits or rights associated with employment or Service with the Company. The rights and obligations arising under this Agreement are not intended to and do not affect the employment or Service relationship that otherwise exists between the Company (or any Affiliate) and the Participant, whether such relationship is at will or defined by an employment contract. Moreover, this Agreement is not intended to and does not amend any existing employment contract between the Company and the Participant; to the extent there is a conflict between this Agreement and such an employment contract, the employment contract shall govern and take priority.

(b)        Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at its principal executive offices, and any notice to be given to the Participant shall be addressed to the Participant at the address set forth on the attached Notice of Grant, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

(c)        Binding Agreement. Subject to the limitations in this Agreement on the transferability by the Participant of the Units, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

(d)        Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Illinois and the United States, as applicable, without reference to the conflicts of law provisions thereof.

(e)        Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objectives.

(f)        Headings. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

(g)        Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(h)        No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(i)        Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

(j)        Relief. In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

(k)        Plan Document Governs. The Units are granted pursuant to the Plan, and the Units and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan. The Participant hereby acknowledges receipt of a copy of the Plan.

(l)        Beneficiary Designation. The Participant may, from time to time, in accordance with procedures set forth by the Committee, name any beneficiary or beneficiaries (who may be named contingently) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and shall be effective only if and when it is properly completed and filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such valid and effective designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(m)        Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate, in its sole discretion, to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(n)        No Vested Right to Future Awards. Participant acknowledges and agrees that the granting of Units under this Agreement is made on a fully discretionary basis by the Company and that this Agreement does not lead to a vested right to further Unit awards in the future.

(o)        Use of Personal Data. By executing this Agreement, Participant acknowledges and agrees to the collection, use, processing and transfer of certain personal data, including his or her name, salary, nationality, job title, position, and details of all past Unit awards and current Unit awards outstanding under the Plan (“Data”), for the purpose of managing and administering the Plan. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data, but a refusal to provide such consent may affect his or her ability to participate in the Plan. The Company, or its Affiliates, may transfer Data among themselves or to third parties as necessary for the purpose of implementation, administration and management of the Plan. These various recipients of Data may be located elsewhere throughout the world. The Participant authorizes these various recipients of Data to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan. The Participant may, at any time, review Data with respect to the Participant and require any necessary amendments to such Data. The Participant may withdraw his or her consent to use Data herein by notifying the Company in writing; however, the Participant understands that by withdrawing his or her consent to use Data, the Participant may affect his or her ability to participate in the Plan.

(p)        Erroneously Awarded Compensation. The Units issued hereunder are subject to any compensation recoupment and/or recovery policy adopted by the Company from time to time to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

(q)        Amendment. Any amendment to the Agreement shall be in writing and signed by the Company.

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